This statement is filed by (i) Jeffrey I. Moore, director of Sitestar
(ii) Julia H. Moore (iii) Jay B. Moore (iv) William T. May (v) M & M Investments (vi) Arquitos Capital Partners, LP, (ACP) a Delaware limited partnership (vii) Arquitos Capital Management, LLC, (ACM) a Virginia limited liability company (viii) Steven L. Kiel, managing member of ACP and president of ACM (ix) Alesia Value Fund LLC (AVF) a California limited liability company (x) Alesia Asset Management LLC
(AAM), a California limited liability company (xi) Jeremy K. Gold, managing member of AAM and (xii) Christopher Olin, managing member of AAM. Each of the foregoing is referred to as a "Reporting Person" and collectively as "Reporting Persons." Each of the Reporting Persons is party to a Joint Filing Agreement.

A. Jeffrey I. Moore beneficially owns 5,423,373 shares.

B. Julia H. Moore beneficially owns 758,489 shares.

C. Jay B. Moore beneficially owns  648,675 shares.

D. William T. May beneficially owns 218,000 shares.

E. M & M Investments beneficially owns 1,187,360 shares.

F. Arquitos Capital Partners, LP beneficially owns 4,240,545.

G. Arquitos Capital Management, LLC is the general partner of Arquitos Capital Partners, LP and may be deemed to be the beneficial owner of the 4,240,545 shares owned by Arquitos Capital Partners, LP.

H. Steven L. Kiel is the president of Arquitos Capital Management, LLC and may be deemed to be the beneficial owner of the 4,240,545 shares owned by Arquitos Capital Partners, LP.

I. Alesia Value Fund LLC benefically owns 2,590,683 shares.

J. Alesia Asset Management LLC is the managing member of Alesia Value Fund LLC and may be deemed to be the beneficial owner of the 2,590,683 shares owned by Alesia Value Fund LLC.

K. Jeremy K. Gold is the managing member of Alesia Asset Management LLC and may be deemed to be the beneficial owner of the 2,590,683 shares owned by Alesia Value Fund LLC. He also directly owns 80,000 shares.

L. Christopher Olin is the managing member of Alesia Asset Management LLC and may be deemed to be the beneficial owner of the 2,590,683 shares owned by Alesia Value Fund LLC.

The principal business address for Jeffrey I. Moore, Julia H. Moore, Jay B. Moore, William T. May, and M & M Investments is 1904 Deauville Dr., Lexington, KY 40504. The principal business address for Arquitos Capital Partners, LP, Arquitos Capital Management, LLC, and Steven L. Kiel is 4910 Sunset Lane, Annandale, VA 22003. The principal business address for Alesia Value Fund LLC, Alesia Asset Management LLC, Jeremy K. Gold, and Christopher Olin is 22287 Mulholland Highway, Suite 180, Calabasas, CA 91302.